                                                                 Exhibit 10.23.1
                                                                 ---------------

                             AGREEMENT OF EMPLOYMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of November 5, 2001,
                                      ---------
by and among Independent Wireless One Corporation, a Delaware corporation ("IWO"), IWO Holdings Inc., a Delaware corporation ("Holdings" and together with
  ---                                                --------
IWO the "Corporation") and, John S. Stevens, residing at 3595 Hidden Lake Drive,
         -----------
Cumming, Georgia 30041, hereinafter called (the "Employee").
                                                 --------

                                    RECITALS

     WHEREAS, the Corporation desires to induce and secure the employment of the Employee as Chief Technical Officer and Employee desires to be so employed by the Corporation, beginning as of November 19, 2001 (the "Effective Date").
                                                         --------------

                                   AGREEMENTS

     1. Employment and Term. Subject to the provisions for earlier termination
        -------------------
and extension as hereinafter provided in paragraph 7 below, the Corporation hereby employs the Employee and the Employee agrees to serve the Corporation for a term of three years commencing upon the Effective Date.

     2. Duties of Employee.
        ------------------

          (a) The Employee shall serve as Chief Technical Officer of the Corporation, and of any subsidiary or affiliated corporation if elected by the appropriate Board of Directors, and shall perform such duties as are appropriate to such office and not inconsistent therewith as may be assigned to him by the Chief Executive Officer of the Corporation.

          (b) So long as this Agreement shall continue in effect, the Employee shall devote substantially his full business time and energies to the business and affairs of the Corporation, and to any subsidiary or affiliate of the Corporation as directed by the Corporation, and use his best efforts, skills and abilities to promote its interests.

     3. Compensation.
        ------------

          (a) Basic Salary. The Corporation will pay the Employee during the
              ------------
term hereof for all services to be rendered hereunder a basic salary at the rate of two hundred thousand dollars ($200,000) per annum from the Effective Date through December 31, 2002; two hundred five thousand dollars ($205,000) per annum from January 1, 2003 through December 31, 2003; two hundred ten thousand dollars ($210,000) per annum from January 1, 2004 to the date occurring three years after the Effective Date. The foregoing basic salary shall be paid in such regular installments as are applied generally to salary period payments to other employees of the Corporation, but in no event less than twice monthly.

          (b) Cash Bonus Compensation. As an added inducement for the Employee
              -----------------------
to use his best efforts to enhance the business of the Corporation, the Corporation shall pay to the

Employee, as additional compensation hereunder, an annual cash bonus in the following amount and subject to the following terms and conditions:

               (i)  for and in respect of each fiscal year (or partial fiscal year) of the Corporation during the term of Employee's employment by the Corporation whether or not such employment is under this Agreement or any extension hereof, commencing with the fiscal year beginning January 1, 2001, amounts, payable as provided below, equal to up to 100% of the basic compensation ("Annual Bonus") described in subparagraph (a)
                                   ------------
                    above. Such bonus shall be payable pro rata to Employee to the extent, and only to the extent, that business plan targets (including by way of example only, such targets as Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), revenue, and/or target service
                                   ------
                    levels) and individual management performance targets (as both such business plan and individual performance targets have been developed by the Corporation's Chief Executive Officer and Board of Directors in consultation with Employee and issued within approximately sixty (60) days after the commencement of the relevant fiscal year of the Corporation (or 30 days in the case of a portion thereof)) have been exceeded or met by at least 75% of target with respect to the relevant fiscal year (or portion of the relevant fiscal year) of the Corporation and not to exceed 100% of the Annual Bonus; and

               (ii) Employee must be employed full-time on the last day of the applicable period for which the cash bonus is paid to receive the bonus.

          (c) Other Emoluments and Benefits. The Employee shall be entitled to
              -----------------------------
participate in all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, dental, vision, life, and disability group insurance or other benefits which the Corporation may provide for its executive employees generally from time to time during the term of this Agreement. Employee shall also be entitled to:

               (i) A computer and appropriate peripherals, a wireless telephone (tolls and charges paid), and a vehicle allowance, as defined by company policy but no less than three hundred dollars ($300.00) per month, to defray the costs of the use of an automobile for business purposes only; and

               (ii) For the period extending from the Effective Date until the earlier of the date Employee acquires a new residence in the vicinity of Albany, New York, or one hundred twenty (120) days after the date hereof, the Corporation will lease on Employee's behalf an executive residential quarters at a cost no greater than One-Thousand Five Hundred Dollars ($1,500.00) per month.

              (iii) Relocation money pursuant to the Relocation and Expense
                    Agreement entered into by the Employee and the Corporation as of the date hereof. Such Agreement is incorporated herein as Exhibit A.
                       ----------

          (d) Vacation. Employee shall be entitled annually to 248 hours of
              --------
time-off from the Employee Paid Time Off Pool as such computation is customarily administered by the Corporation. Time-off not used during the calendar year or partial calendar year in which earned may be carried forward to subsequent calendar years or partial calendar years ("Carry Forward Time"). However,
                                           ------------------
Employee may not carry over more than 40 hours of Carry Forward Time in any one year and may not aggregate more than 160 hours of Carry Forward Time in total. All time-off is subject to approval by the CEO and in no event shall annual vacation exceed 4 weeks.

          (e) Stock Incentive Plan. In addition to the basic compensation and
              --------------------
cash bonus compensation provided herein, Employee shall be entitled during the term of his employment to participate in the Management Stock Incentive Plan of Holdings, as amended from time to time, and pursuant thereto has been granted certain options pursuant to a Stock Option Agreement entered into between the Employee and the Corporation as of the date hereof. Such Agreement is incorporated herein as Exhibit B.
                       ---------

     4. Expenses. The Corporation shall provide Employee with a Corporate credit
        --------
card, and further shall pay or reimburse the Employee for all reasonable traveling and other expenses incurred or paid by the Employee in connection with the performance of his services under this Agreement upon presentation of expense statements or vouchers and any such other supporting information in such form as the Corporation may from time to time request; provided, however, that the amount available for such traveling and other expenses shall be consistent with general corporate policy guidelines established by the Corporation.

     5. Payment. Expenses, benefits and allowances due Employee hereunder shall
        -------
be paid not later than thirty (30) days following Employee's entitlement to same, which, in the case of expenses, shall commence with the Employee's request for reimbursement. Employee bonuses shall be paid within approximately sixty
(60) days following year end.

     6. Restrictive Covenants. In consideration of payment to Employee of the
        ---------------------
compensation specified in paragraph 3 above, Employee hereby covenants and agrees as follows:

          (a) Employee shall treat either as trade secrets or as confidential or as proprietary information of the Corporation (i) any data or information acquired during the course of or as a result of his employment, which is not otherwise available to Employee except by reason of his employment, including but not limited to such items as reports or findings from tests, investigative studies, consultations or the like, methodology, proposals, systems, programs or marketing techniques, and strategies developed by but not generally released by the Corporation or peculiar to the business of any customer or client of the Corporation and all particularized information relating thereto; (ii) names or lists of the Corporation's clients or information, data or services made available to such clients not made public by the Corporation and non-public information relating to the operating methods or plans or requirements of any customer or client of the Corporation; and (iii) any other data or information designated either by the Corporation or by any of its customers or clients as confidential or proprietary.

          (b) All improvements, discoveries, programs, process, innovations, and inventions, and inventions conceived (whether or not deemed patentable), devised, made, developed or perfected by Employee during any period of his employment by the Corporation or any period prior to the effective date hereof during which Employee was in the service of any entity acquired by the Corporation or any period prior to the effective date hereof during which Employee was in the service of any entity acquired by the Corporation and related in any material way to the business, including development and research of the Corporation, shall be fully and promptly disclosed to the Corporation and the same shall be the sole and absolute property of the Corporation. Upon request of the Corporation, the Employee will execute all documents reasonably deemed appropriate by the Corporation to secure the foregoing rights and for obtaining the grants of patents, both domestic and foreign, with respect to such improvements, discoveries, programs, processes, innovations or inventions and for vesting title to such patents in the Corporation; provided, however, that Employee shall not be required to incur any costs or legal expenses in conjunction with the compliance of any such request.

          (c) Employee agrees to refrain, except as properly required in the business of the Corporation, or as authorized in writing by the Corporation, (i) from using for Employee's own benefit any matters to be treated as trade secrets or as confidential or proprietary information under subparagraph (a) above; (ii) from using these matters for the benefit of any other person, firm or corporation; (iii) from disclosing these matters to any other person, firm or corporation; and (iv) from authorizing or permitting such disclosure during the term of his employment or thereafter.

          (d) Employee agrees to surrender to the Corporation at any time upon request and in any event upon termination of employment, except as the Corporation may otherwise consent in writing, all written documents, sketches, records or information whether copyrighted or patented or not, or any copies of imitations thereof, whether made by Employee or not, which embody or contain or describe in any way those matters to be treated as trade secrets or as confidential or proprietary information under subparagraph (a) above. The Corporation shall not unreasonably withhold authorization for Employee to retain any matters covered by this paragraph 6, the continued possession of which by Employee will not, in the Corporation's sole but reasonable, opinion, be detrimental to the best interest of the Corporation.

          (e) Employee agrees, during the term of his employment and for a period of two (2) years after the termination thereof, whether such termination be voluntary or not, that the Employee will not, except at the direction of the Corporation, either directly or indirectly, for himself as a proprietor, principal partner, director, officer, employee, agent or other representative acquire or attempt to acquire the business then conducted by the Corporation with any customer of the Corporation under any contracts existing or proposals submitted on or before the date of termination of his employment.

               The term "Customer of the Corporation" for purposes hereof shall
                         ---------------------------
mean any individual or entity which is the ultimate user or recipient of the Corporation's (or any subsidiary of the Corporation) services and products whether the same be made available directly to such entity or through an intermediate purchaser of such services and products.

          (f) Employee agrees to refrain, during the term of his employment and for one (1) year thereafter, from hiring or offering to hire, except with the written permission of the Corporation, any employee of the Corporation or from enticing away or in any other manner persuading or attempting to persuade any employee of the Corporation to discontinue his relationship with the Corporation.

          (g) No provision of this paragraph 6 is intended to limit Employee's right to use or disclose information which is in the public domain or a matter of common knowledge, or which is generally known in the industry, or acquired by him from a third party not prohibited from making such disclosure to him, or which information was already known to Employee other than by breach of this Agreement; nor is it intended to limit the Employee's obligation to comply with lawful subpoenas or other lawful process.

          (h) No act or failure to act shall be a waiver of any right conveyed hereunder, except an express waiver in writing. The rights reserved to the Corporation under this paragraph 6 of this Agreement are necessarily of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law, and the breach by Employee of any of the provisions in this paragraph 6 will cause the Corporation irreparable injury. Therefore, in addition to any other available remedies, the Corporation shall be entitled to an injunction to restrain any violation of this Agreement by Employee, his agents, servants or employees and all persons, firms, or corporations acting for or with him. The obligations of the Employee under the covenants herein contained shall not cease upon termination of his employment for whatever reason, except where otherwise limited in time above.

          These covenants contained in this paragraph 6 on the part of the Employee shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of such covenants. It is the intention of both parties to make the covenants of this paragraph 6 binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this paragraph 6 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant, and that as so modified the covenant shall be as fully enforceable as set forth herein by the parties themselves in the modified form.

     7. Terms and Earlier Termination.
        -----------------------------

          (a) Subject to the provisions for earlier termination as herein provided, the term of this Agreement shall commence and terminate as specified above.

          (b) This Agreement shall terminate prior to the end of the term set forth in paragraph 3 in the event that the Board of Directors shall determine that the Employee has become disabled, or the Employee shall be dismissed for cause, as hereinafter provided:

               (i) The Board of Directors of the Corporation may determine that the Employee has become disabled, for purposes of this Agreement, in the event that the Employee shall fail, because of illness or incapacity, to render for one hundred twenty (120) successive days in excess of the number of days provided for in the Corporation's then applicable sick leave policy or for shorter periods aggregating one hundred twenty
                    (120) days or more in excess of the number of days provided for in the Corporation's then applicable sick leave policy during the term hereof, services of the character contemplated by this Agreement, and thereupon this Agreement and the employment of the Employee hereunder shall be deemed to have been terminated as of the end of the calendar month in which such determination was made. Any termination under this paragraph 7(b)(i) shall not be deemed to be a termination "for cause" for any purpose under the Agreement or under any other contract or arrangement between the Employee and the Corporation relating to employment services or compensation between them.

               (ii) The Board of Directors may dismiss the Employee for cause in the event that it determines that the Employee has committed: (A) fraud or material dishonesty; (B) intentional or willful or grossly negligent injury to the Corporation;
                    (C) criminal conduct in relation to his employment; or (D) continued neglect of his duties hereunder which continues subsequent to fifteen (15) days written notice to cure, provided that if a longer cure period is required, Employee shall diligently pursue such cure; and thereupon, this Agreement shall terminate and the Employee shall be removed from all positions held by him with the Corporation and any subsidiary corporation, effective upon the delivery of notice to the Employee by the Board of Directors that it has made such determination; any other termination by the Corporation shall be considered termination without cause for purposes of this Agreement and any other contract or arrangement between the parties hereto. In the event that the Board of Directors shall desire to dismiss the Employee based on any determination referred to in the preceding sentence, such determination shall be effective only upon the following conditions complied with in the following order: (A) Employee shall be furnished with a written statement specifying in reasonable detail the actions or events supporting such determination; (B) at the request of the Employee, there shall be convened a Special Meeting of the Board of Directors no later than fifteen (15) business days after Employee's receipt of the notice referred to in (A) above at which meeting the Employee may, with assistance of counsel or other representation, present evidence to refute or in mitigation of such actions or events or to establish that the actions or events have been cured; and (C) within five (5) business days after the adjournment of such Special Meeting, the Board of Directors shall furnish a written statement to Employee that, based upon Employee's representations and upon other relevant evidence, such determination has either been confirmed or rescinded.

               (iii)The Board of Directors may terminate this Agreement and dismiss the Employee, without cause and for any reason deemed sufficient by the Board of Directors. In the event that the Board of Directors shall decide to dismiss the Employee and terminate this Agreement based on any determination referred to in the preceding sentence, such determination shall be effective as of such date as shall be designated by notice in writing from the Board of Directors to the Employee (the "Effective Termination Date"). In the
                                          --------------------------
                    event that this Agreement is terminated pursuant to this subparagraph (iii), Employee shall be entitled to payment on the Effective Termination Date of an amount equal to: (A)(I) if the Effective Termination Date occurs during the first 12 months of employment, the basic salary due pursuant to paragraph 3(a) to accrue during the 24 months following the Effective Termination Date, (II) if the Effective Termination Date occurs during the second 12 months of employment, the basic salary due pursuant to paragraph 3(a) to accrue during the 12 months following the Effective Termination Date and (III) if the Effective Termination Date occurs after the second 12 months of employment, the basic salary due pursuant to paragraph 3(a) to accrue during the remainder of the initial term of this Agreement; plus (B) such cash bonus compensation prorated to the Effective Termination Date otherwise due Employee pursuant to paragraph 3(b); and (C) the benefits to be paid to Employee pursuant to paragraph 3(c), 3(d) and 3(e) prorated to the Effective Termination Date.

          (c) Notwithstanding anything to the contrary contained herein, any termination of Employee's employment by the Corporation pursuant to the terms of this paragraph, shall not affect or diminish: (i) any rights accruing to the Employee under this Agreement prior to the effective date of such termination and in such event Employee's rights to all compensation, including, but not limited to, paragraphs 3 and 4 above, shall be calculated and paid for and in respect of any period prior to such effective date; and (ii) any rights or remedies available to the Corporation by reason of any breach or threatened breach of the provisions of paragraph 7 hereof, the force and effect of which provisions shall survive the termination of this Agreement, however such termination occurs.

          (d) In the event Employee gives his notice to terminate prior to the expiration of the Initial Term, Employee shall be entitled to any rights accruing to the Employee under this Agreement prior to the effective date of termination and in such event Employee's rights to all compensation shall be calculated and paid for to such effective date, including but not limited to, his basic salary as described in paragraph 3(a), his emoluments and benefits as described in paragraph 3(c), any unused vacation as set forth in paragraph 3(d), and any incurred or paid expenses as set forth in paragraph 4. Additionally, Employee shall be entitled to any vested Stock Incentives as described in paragraph 3(e).

     8. In connection with a Designated Merger if and when requested by the Board of Directors of Holdings, Employee agrees to enter into a lockup agreement and a voting agreement with respect to his shares of capital stock of Holdings and Parent and any such capital stock that may be acquired upon the exercise of options or warrants for such capital stock, to the extent and on substantially the same basis as Investcorp S.A. and its subsidiaries enter into such agreements with respect to their capital stock of Holdings and Parent.

        The term "Designated Merger" for purposes hereof means a transaction
                  -----------------
that results in the merger, consolidation or amalgamation of Holdings with or into any Person that results in the conversion of the outstanding shares of capital stock of Holdings into shares of capital stock of such Person (or its Affiliate) and such Person (or its Affiliate) has an affiliation with Sprint Spectrum L.P. (or its Affiliates) similar to the affiliation between IWO and Sprint Spectrum L.P. and its Affiliates (other than with respect to the territory covered).

        The term "Parent" for purposes hereof means the entity issuing shares
                  ------
of its capital stock in connection with such Designated Merger.

        The term "Affiliate" for purposes hereof means (a) any Person which,
                  ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, "control" of a Person means the power, directly or indirectly, (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

        The term "Person" for purposes hereof means an individual,
                  ------
partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof.

     9. Partial Invalidity. All paragraphs, subparagraphs, and portions of this
        ------------------
Agreement shall be considered as separate and distinct from one another, and if, for any reason any paragraph, subparagraph or portion of this Agreement shall be held to be invalid or unenforceable, it is agreed that the same shall not be held to affect the validity or enforceability of the remaining paragraphs, subparagraphs or portions of this Agreement.

     10. Notice. Any notices, requests, demands or other communications required
         ------
or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one (1) day after being sent by recognized overnight courier service with all charges prepaid or charges to the sender's account, or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith. Copies of any notices or other communications to the Corporation shall simultaneously be sent by first class mail to:

               Independent Wireless One Corporation
               52 Corporate Circle
               Albany, New York 12203
               Attention:  General Counsel

          Notice to Holdings shall be as follows:

               c/o Investcorp International Inc.
               280 Park Avenue
               New York, New York 10017
               Telephone: 212-599-4700
               Facsimile: 212-983-7073
               Attention: Christopher J. Stadler

          With a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Telephone: 212-351-4000
               Facsimile: 212-351-4035
               Attention: E. Michael Greaney, Esq.

     11. Corporation Defined. The terms "Independent Wireless One Corporation"
         -------------------
and "IWO Holdings, Inc." as used in this Agreement, shall include, respectively, IWO and Holdings, and its respective successors and/or assigns, any subsidiary corporation of IWO and Holdings, and any corporation into which or with which IWO or Holdings may be merged or consolidated or to which all, or substantially all, of their respective businesses and/or assets are transferred.

     12. Waiver of Breach. The waiver by either party of a breach of any
         ----------------
provision of this Agreement, shall not operate or be construed as a waiver of any subsequent breach by the same party.

     13. Section 280G. Employee hereby waives any acceleration of benefits
         ------------
pursuant to the Stock Option Agreement entered into between the Employee and the Corporation as of the date hereof unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, with respect to such benefits is obtained.

     14. Integration: Entire Agreement. This instrument contains the entire
         -----------------------------
agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written understandings, memoranda or communications with regard to the terms or conditions of Employee's employment by the Corporation. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     15. Binding Effect. Except as otherwise provided hereinabove, this contract
         --------------
shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the parties hereto.

     16. Assignment. Corporation may assign all or any portion of Corporation's
         ----------
rights or delegate all or any portion of Corporation's duties under this Agreement to any Affiliate or to any entity that acquires all or a substantial portion of the business of the Corporation and Affiliates. However, any such assignment or delegation shall not relieve Corporation of its financial obligations to Employee under this Agreement. Except in conjunction with his estate planning or in the event of death, Employee may not assign any rights under this Agreement or delegate any duties under this Agreement.

     17. Counterparts. This Agreement may be executed in counterparts, including
         ------------
facsimile counterparts, all of which taken together shall constitute but one agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, IWO and Holdings have caused this Agreement to be signed by their respective officers hereunto duly authorized, and the Employee has hereunto set his hand, effective as of the day and year first above written.

                                              INDEPENDENT WIRELESS ONE
                                              CORPORATION


                                              By: /s/ Steven M. Nielsen
                                                  ------------------------------
                                                  Name:  Steven M. Nielsen
                                                  Title: Chief Executive Officer


                                              IWO HOLDINGS, INC.


                                              By: /s/ Steven M. Nielsen
                                                  ------------------------------
                                                  Name:  Steven M. Nielsen
                                                  Title: Chief Executive Officer


                                              EMPLOYEE


                                              /s/ John S. Stevens
                                              ----------------------------------
                                              John S. Stevens

                                    Exhibit A
                                    ---------

                          Relocation Expense Agreement
                          ----------------------------

Employee Name:  John S. Stevens                Date:  November 19, 2001
                ---------------                       -----------------

The terms of this Relocation Agreement are predicated on your acceptance of an Offer of Employment with Independent Wireless One Corporation (the "Company") and with full understanding that you will take the necessary steps to relocate in order to fulfill the responsibilities of a full-time, regular employee.

As part of your offer of employment, the Company agrees to pay and/or reimburse your reasonable and customary relocation expenses, consistent with the terms contained in your Employment Offer Letter.

Unless stated otherwise in your Employment Offer Letter, Relocation funds will be distributed to you as follows:

     . $25,000 upon your signing the Employment Offer Letter (and any related attachments) and your commencing work with the Company.

     . Additional dollars will not be advanced directly to you but will be paid as reimbursement when your relocation bills are submitted. (See Relocation Guidelines)

In accordance with Internal Revenue Service Regulations, any amount paid to or on behalf of you (the employee) as reimbursement for relocation expenses, with the exception of shipping household goods and travel to the new location, etc. must be included in your gross wages as income and will be subject to appropriate federal and state withholding requirements.

In such cases the Company will gross up your taxable relocation reimbursement amount by using federal tax rates reflective of your annual base salary without regard to other income. The gross-up amount will be paid in cash at the end of the year in which your relocation occurred.

In consideration of the Company's investment in your future, you agree to the following terms:

     . If you voluntarily terminate your employment with the Company or if the Company terminates your employment for cause prior to completing three (3) full, consecutive months of active service, you will immediately refund any and all relocation expense payments or reimbursements paid to you or on behalf of you to the Company.

     . If you voluntarily terminate your employment with the Company or if the Company terminates your employment for cause before you complete twelve (12) full, consecutive months of active employment, but after you complete three (3) or more full, consecutive months of active service, you will immediately refund to the Company an amount which is equal to: any and all relocation expense payments or reimbursements paid to you or on behalf of you by the Company divided by 12, then multiplied by (12 minus the number of full, consecutive months of active service with the Company).

     . After you complete twelve (12) full consecutive months of active employment, you retain the full amount.

     . If any action or proceeding is brought to enforce any provision of this Agreement by the Company, or the Company is required to refer any matter arising under this Agreement to an attorney, you agree to pay all costs and expenses of collection and litigation, together with reasonable attorney's fees.

This agreement does not create any contract of employment between you and the Company. You or the Company may terminate your employment with the Company at any time with or without reason or cause.

AGREED TO BY:                               WITNESSED BY:


/s/ John S. Stevens                         /s/ Steven M. Nielsen
----------------------------                ------------------------------------
Employee's Signature                        Independent Wireless One Corporation

DATE:  11/4/01                              DATE:  11/4/01
       ---------------------                       -----------------------------